As filed with the Securities and Exchange Commission on June 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NGM Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1679911
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 Oyster Point Boulevard

South San Francisco, California 94080

(650) 243-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Woodhouse, Ph.D.

Chief Executive Officer

NGM Biopharmaceuticals, Inc.

333 Oyster Point Boulevard

South San Francisco, California 94080

(650) 243-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie Pierce Senior Vice President, General Counsel and Chief Compliance Officer NGM Biopharmaceuticals, Inc. 333 Oyster Point Boulevard South San Francisco, California 94080 (650) 243-5555	Chadwick L. Mills Christina T. Roupas Cooley LLP 9 Embarcadero Center 20th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale of such indeterminate number of shares of the registrant’s common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, which together shall have an aggregate initial offering price not to exceed $300,000,000; and

•

a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s common stock that may be offered, issued and sold from time to time under a sales agreement, dated June 5, 2020, as amended on June 7, 2023, with Jefferies LLC, or the amended sales agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the offering of the registrant’s common stock under the amended sales agreement with Jefferies LLC and the sales agreement prospectus, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the amended sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the amended sales agreement, the full $100,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2023

Prospectus

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to an aggregate amount of $300,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference into this prospectus, before buying any of the securities being offered.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NGM.” On June 6, 2023, the last reported sale price of our common stock was $3.62 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings, up to a total dollar amount of $300,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

i

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

NGM Biopharmaceuticals, Inc.

We are a biopharmaceutical company focused on discovering and developing novel, potentially life-changing medicines based on scientific understanding of key biological pathways underlying grievous diseases with critical unmet or underserved patient need. These diseases represent a significant burden for patients and healthcare systems and, in some cases, are leading causes of morbidity and mortality. Since the commencement of our operations in 2008, we have generated a portfolio of product candidates ranging from early discovery to Phase 2b development. Our biology-centric drug discovery approach is therapeutic area agnostic and aims to seamlessly integrate interrogation of complex disease-associated biology and protein engineering expertise to unlock proprietary insights that are leveraged to generate promising product candidates and enable their rapid advancement into proof-of-concept studies. As explorers on the frontier of life-changing science, we aspire to operate one of the most productive research and development engines in the biopharmaceutical industry. All therapeutic candidates in our pipeline have been generated by our in-house discovery engine led by biology and motivated by patient need.

Our principal executive offices are located at 333 Oyster Point Blvd., South San Francisco, CA 94080-7014, and our telephone number is (650) 243-5555. Our website address is http://www.ngmbio.com. The contents of and information accessible through our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

As used in this prospectus, “NGM Biopharmaceuticals,” “NGM,” “we,” “us” and “our” refer to NGM Biopharmaceuticals, Inc. and its wholly-owned subsidiary taken as a whole. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus, with a total dollar amount of up to $300,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding any options under which underwriters may purchase additional securities from us; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. If we sell any series of preferred stock under this prospectus, our board of directors will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, in the certificate of designation relating to that series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and other general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures. See the section titled “Use of Proceeds” on page 7 of this prospectus.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NGM.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost and timing of our product development activities and clinical trials and the initiation of, enrollment in, availability of data for and other events related to such clinical trials;

•

our belief that NGM707 has the potential to reprogram immunoglobulin-like transcript 4-, or ILT4-, and immunoglobulin-like transcript 2-, or ILT2-, expressing myeloid cells to shift them from a suppressive state that restricts anti-tumor immunity to a stimulatory state that may promote anti-tumor immunity;

•

our belief that NGM831 has the potential to block the interaction of the Immunoglobulin-like transcript 3, or ILT3 (also known as LILRB4), receptor with fibronectin, as well as other cognate ligands, and mobilize a patient’s own immune system to fight tumors by shifting myeloid cells from a suppressive state to a stimulatory state promoting anti-tumor activity;

•

our belief that NGM438 has the potential to potently block the binding of all collagens to leukocyte-associated immunoglobulin-like receptor 1, or LAIR1, and to address a key resistance mechanism that limits tumor responses to current immunotherapies;

•	our belief that NGM120 may reduce tumor growth and improve survival;

•

our belief that aldafermin has the potential to be a treatment for patients with compensated cirrhosis due to non-alcoholic steatohepatitis, or NASH, or for patients with idiopathic bile acid malabsorption with diarrhea-predominant irritable bowel syndrome;

•	our belief that NGM313 (MK-3655) has the potential to be a treatment for patients with NASH with early to moderate fibrosis;

•	our plans to research, develop and commercialize our key programs in active development, NGM707, NGM831, NGM438 and NGM120, and the therapeutic potential of those product candidates;

•

the therapeutic potential of our additional programs currently without significant resource allocation whose further development is primarily dependent on our ability to secure potential future collaboration, out licensing, partnering or other business development arrangements, or BD Arrangements, with third-party partners and our ability to secure such BD Arrangements on beneficial terms, if at all;

•	our ability to obtain funding for our operations;

•

our estimates regarding future expenses, revenue, capital requirements and needs for additional financing, particularly in light of our estimates of Merck Sharp & Dohme LLC providing further decreased funding in 2023 and minimal funding thereafter;

•

our ability to obtain and maintain regulatory approvals for our current and any of our future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our belief regarding the impact of our product candidates’ side effects and our ability to effectively manage these side effects;

•	the commercialization of our product candidates, if approved;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates, as well as the reimbursement coverage for our product candidates;

•	regulatory developments in the United States and other countries;

•	our beliefs with respect to the availability of the accelerated approval pathway for any marketing applications that we may submit to the U.S. Food and Drug Administration;

•	the performance of, and our ability to obtain sufficient supply of clinical trial material in a timely manner from, third-party suppliers and manufacturers;

•	our beliefs around the competitive landscape for our product candidates and the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific, development and management personnel;

•	our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our product candidates; and

•	our anticipated use of the net proceeds from offerings of our securities under this prospectus and the applicable prospectus supplement.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. We cannot guarantee that any forward-looking statement will be realized. We discuss in greater detail many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and other general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities in such offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and applicable provisions of the General Corporation Law of the State of Delaware. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our amended and restated certificate of incorporation and our amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. In addition to any vote of holders of a specific class or series, or required by law or the amended and restated certificate of incorporation, the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

When we issue shares of common stock under this prospectus, the shares will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock.

Our board of directors will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for any sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action.

Registration Rights

We are party to an amended and restated investor rights agreement that provides certain registration rights to certain holders of our common stock. The requisite holders of registrable securities pursuant to the registration rights agreement have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part and any offering of securities pursuant to such registration statement.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

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Issuance of Undesignated Preferred Stock: Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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Classified Board: Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our board.

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Board of Directors Vacancies: Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, subject to the rights of the holders of any series of preferred stock or as otherwise provided by applicable law. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Stockholder Action; Special Meetings of Stockholders: Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our amended and restated bylaws provide that only the chairman of our board of directors, our chief executive officer, or a majority of our board of directors may call special meetings of our stockholders.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

We designed these provisions to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware ( “Section 203”), which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may opt out of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may, as a result, discourage or prevent mergers or other takeover or change in control attempts of us.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action with respect to the validity of our amended and restated certificate of incorporation or amended and restated bylaws; (v) any action as to which the General Corporation Law of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange

Act or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC (as succeeded by Equiniti Trust Company, LLC as of July 1, 2023). The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the applicable prospectus supplement for that series.

Listing on the Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NGM.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which, we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of their own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in their name, and cannot obtain non-global certificates for their interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge their interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings as defined in Rule 415 under the Securities Act at negotiated prices, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the applicable prospectus supplement, other than securities covered by any option to purchase additional securities. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the applicable prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. GC&H Investments, LLC, an entity that includes current and former partners and associates of Cooley LLP, beneficially owns 10,400 shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.ngmbio.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other document or report we file or furnish with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38853):

•	our Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on February 28, 2023, as amended by our Form 10-K/A filed with the SEC on March 1, 2023;

•	our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	our Current Reports on Form 8-K filed with the SEC on April 4, 2023, May 12, 2023 and June 8, 2023; and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March  29, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2019.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NGM Biopharmaceuticals, Inc.

333 Oyster Point Boulevard

South San Francisco, California 94080

(650) 243-5555

Attn: Secretary

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2023

Prospectus

$100,000,000

NGM Biopharmaceuticals, Inc.

Common Stock

We have entered into Amendment No. 1 to the Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our common stock offered by this prospectus. The controlling provisions of the amendment to the sales agreement will become effective immediately upon the effectiveness of the registration statement of which this prospectus is a part. In accordance with the terms of the sales agreement, as amended, or the amended sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our sales agent. As of immediately prior to the filing date of this prospectus, shares of our common stock having an aggregate offering price of up to $76,164,523 remained unsold under the sales agreement and the sales agreement prospectus dated June 16, 2020, or the prior prospectus. The common stock remaining available to be sold under the prior prospectus as of the date of effectiveness of the registration statement of which this prospectus is a part will no longer be offered and sold under the prior prospectus and will instead be offered and sold under this prospectus. Accordingly, this prospectus covers the offer and sale of our common stock having an aggregate offering price of up to $100,000,000 to be sold under the amended sales agreement as of the date of this prospectus.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NGM.” On June 6, 2023, the last reported sale price of our common stock was $3.62 per share.

Sales of our shares, if any, under this prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation under the terms of the amended sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold under the amended sales agreement. See “Plan of Distribution” beginning on page 14 for additional information regarding Jefferies’ compensation. In connection with the sale of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification to Jefferies against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page 14 of this prospectus.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

Prospectus dated     , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings, up to a total dollar amount of $300,000,000 of any combination of the securities described in this prospectus. Under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Jefferies has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement relating to this offering or in any free writing prospectus that we have authorized for use in connection with this offering. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing in this prospectus, any prospectus supplement relating to this offering or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus, any prospectus supplement relating to this offering and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market data and industry statistics and forecasts presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any related prospectus supplement and free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related prospectus supplement and free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus and any related prospectus supplement and free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

NGM Biopharmaceuticals, Inc.

We are a biopharmaceutical company focused on discovering and developing novel, potentially life-changing medicines based on scientific understanding of key biological pathways underlying grievous diseases with critical unmet or underserved patient need. These diseases represent a significant burden for patients and healthcare systems and, in some cases, are leading causes of morbidity and mortality. Since the commencement of our operations in 2008, we have generated a portfolio of product candidates ranging from early discovery to Phase 2b development. Our biology-centric drug discovery approach is therapeutic area agnostic and aims to seamlessly integrate interrogation of complex disease-associated biology and protein engineering expertise to unlock proprietary insights that are leveraged to generate promising product candidates and enable their rapid advancement into proof-of-concept studies. As explorers on the frontier of life-changing science, we aspire to operate one of the most productive research and development engines in the biopharmaceutical industry. All therapeutic candidates in our pipeline have been generated by our in-house discovery engine led by biology and motivated by patient need.

Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “NGM.” Our principal executive offices are located at 333 Oyster Point Blvd., South San Francisco, CA 94080-7014, and our telephone number is (650) 243-5555. Our website address is http://www.ngmbio.com. The contents of and information accessible through our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

As used in this prospectus, “NGM Biopharmaceuticals,” “NGM,” “we,” “us” and “our” refer to NGM Biopharmaceuticals, Inc. and its wholly-owned subsidiary taken as a whole. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page 14 of this prospectus.

Use of proceeds	We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures.

Risk factors	Investing in our common stock involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, for a discussion of factors you should consider before buying shares of our common stock.

Nasdaq Global Select Market symbol	“NGM”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in any related prospectus supplement and free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in its entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any related prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering. The risks described below and in these incorporated documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Common Stock

You may incur immediate and substantial dilution as a result of this offering.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 27,624,309 shares of our common stock are sold at a price of $3.62 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on June 6, 2023, for aggregate gross proceeds of $100.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.72 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering, and the assumed public offering price. The exercise of outstanding stock options and vesting of restricted stock units could result in further dilution of your investment. See “Dilution” beginning on page 8 of this prospectus for a more detailed description of the dilution to new investors in this offering.

We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment in us. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our growth strategy, cause the price of our common stock to decline, delay development of our products or require us to raise additional capital.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

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The market price of our stock has been and may continue to be volatile, and you could lose all or part of your investment.

The market price for our common stock has fluctuated significantly from time to time, for example, varying between a high of $32.12 on March 17, 2021 and a low of $2.84 on May 30, 2023. The trading price of our common stock has been and may continue to be highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. In addition to the factors discussed herein and under the heading “Risk Factors” in the documents incorporated by reference in this prospectus, these factors include:

•	results of clinical trials of our product candidates or those of our competitors;

•

our ability to raise adequate capital through public or private equity or debt offerings or negotiate potential future collaboration, out licensing, partnering or other business development arrangements, or BD Arrangements, with third-party partners in a timely manner or at all;

•	the success of competitive products or technologies, including disclosure of data by our competitors;

•	regulatory actions with respect to our product candidates or our competitors’ product candidates or products;

•	timeline delays in our clinical trials, including delays resulting from the effects of the ongoing global COVID-19 pandemic or otherwise;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	announcements by us or our competitors or partners of significant acquisitions, strategic collaborations, joint ventures or capital commitments;

•	regulatory, legal or payor developments in the United States and other countries;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	the results of our efforts to in-license or acquire additional product candidates or products;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	announcement or expectation of additional financing efforts;

•	purchases or sales of our common stock by us, our insiders or our other stockholders;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors; and

•	general economic, industry and market conditions.

In addition, the stock market in general, and The Nasdaq Global Select Market and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, including in connection with the ongoing COVID-19 pandemic, the conflict between Russia and Ukraine and recent and potential future bank failures, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. Broad market and industry factors, including worsening

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economic conditions and other adverse effects or developments relating to the effects of the ongoing COVID-19 pandemic and recent and potential future bank failures, macroeconomic factors including inflation and rising interest rates, geopolitical instability, including instability resulting from the conflict between Russia and Ukraine and the related sanctions imposed against Russia, as well as adverse financial conditions affecting the banking system and financial markets that may result in the distress, insolvency or failure of additional banks and financial institutions, may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described herein and under the heading “Risk Factors” in the documents incorporated by reference in this prospectus, could have a dramatic and material adverse impact on the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Moreover, certain holders of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

The actual number of shares of common stock we will issue under the amended sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the amended sales agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Jefferies at any time throughout the term of the amended sales agreement. The number of shares of common stock that are sold by Jefferies after delivering an issuance notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Jefferies. Because the price per share of each share of common stock sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares of common stock that will be ultimately issued.

The shares of common stock offered hereby are intended to be sold in “at-the-market offerings,” and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares of common stock sold. Investors may experience a decline in the value of their shares of common stock as a result of sales of shares of common stock made at prices lower than the prices they paid.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of the Securities Act or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost and timing of our product development activities and clinical trials and the initiation of, enrollment in, availability of data for and other events related to such clinical trials;

•

our belief that NGM707 has the potential to reprogram immunoglobulin-like transcript 4-, or ILT4-, and immunoglobulin-like transcript 2-, or ILT2-, expressing myeloid cells to shift them from a suppressive state that restricts anti-tumor immunity to a stimulatory state that may promote anti-tumor immunity;

•

our belief that NGM831 has the potential to block the interaction of the Immunoglobulin-like transcript 3, or ILT3 (also known as LILRB4), receptor with fibronectin, as well as other cognate ligands, and mobilize a patient’s own immune system to fight tumors by shifting myeloid cells from a suppressive state to a stimulatory state promoting anti-tumor activity;

•

our belief that NGM438 has the potential to potently block the binding of all collagens to leukocyte-associated immunoglobulin-like receptor 1, or LAIR1, and to address a key resistance mechanism that limits tumor responses to current immunotherapies;

•	our belief that NGM120 may reduce tumor growth and improve survival;

•

our belief that aldafermin has the potential to be a treatment for patients with compensated cirrhosis due to non-alcoholic steatohepatitis, or NASH, or for patients with idiopathic bile acid malabsorption with diarrhea-predominant irritable bowel syndrome;

•	our belief that NGM313 (MK-3655) has the potential to be a treatment for patients with NASH with early to moderate fibrosis;

•	our plans to research, develop and commercialize our key programs in active development, NGM707, NGM831, NGM438 and NGM120, and the therapeutic potential of those product candidates;

•

the therapeutic potential of our additional programs currently without significant resource allocation whose further development is primarily dependent on our ability to secure potential future BD Arrangements with third-party partners and our ability to secure such BD Arrangements on beneficial terms, if at all;

•	our ability to obtain funding for our operations;

•

our estimates regarding future expenses, revenue, capital requirements and needs for additional financing, particularly in light of our estimates of Merck Sharp & Dohme LLC providing further decreased funding in 2023 and minimal funding thereafter;

•

our ability to obtain and maintain regulatory approvals for our current and any of our future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our belief regarding the impact of our product candidates’ side effects and our ability to effectively manage these side effects;

•	the commercialization of our product candidates, if approved;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

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•	the rate and degree of market acceptance of our product candidates, as well as the reimbursement coverage for our product candidates;

•	regulatory developments in the United States and other countries;

•	our beliefs with respect to the availability of the accelerated approval pathway for any marketing applications that we may submit to the U.S. Food and Drug Administration;

•	the performance of, and our ability to obtain sufficient supply of clinical trial material in a timely manner from, third-party suppliers and manufacturers;

•	our beliefs around the competitive landscape for our product candidates and the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific, development and management personnel;

•	our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our product candidates; and

•	our anticipated use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. We cannot guarantee that any forward-looking statement will be realized. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained on page 3 of this prospectus and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under the heading “Risk Factors” in any related prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any related prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities. We will retain broad discretion over the use of the net proceeds from this offering.

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DILUTION

Our net tangible book value at March 31, 2023 was approximately $220.9 million, or approximately $2.69 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the assumed sale of 27,624,309 shares of our common stock by us in this offering at an assumed public offering price of $3.62 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on June 6, 2023, after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been $317.8 million, or $2.90 per share. This would represent an immediate increase in net tangible book value per share of $0.21 to existing stockholders and immediate dilution of $0.72 in net tangible book value per share to new investors purchasing common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $100.0 million is sold at the assumed public offering price of $3.62 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on June 6, 2023. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$3.62
Net tangible book value per share as of March 31, 2023	$2.69
Increase in net tangible book value per share attributable to the offering	0.21

As adjusted net tangible book value per share after giving effect to the offering		2.90

Dilution in net tangible book value per share to new investors in the offering		$0.72

An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $3.62 per share shown in the table above, assuming that the aggregate dollar amount of shares sold by us remains at $100.0 million, would increase our as adjusted net tangible book value per share after this offering to $3.07 per share and would increase the dilution in net tangible book value per share to new investors to $1.55 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $3.62 per share shown in the table above, assuming that the aggregate dollar amount of shares sold by us remains at $100.0 million, would decrease our as adjusted net tangible book value per share after this offering to $2.64 per share resulting in no dilution in net tangible book value per share, after deducting commissions and estimated aggregate offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering and other terms of this offering determined at the time of each offer and sale.

The foregoing discussion and table are based on 82,056,499 shares of our common stock outstanding as of March 31, 2023. The number of shares of our common stock outstanding as used throughout this prospectus, unless otherwise indicated, is as of March 31, 2023 and excludes the following:

•	17,986,090 shares of our common stock issuable upon the exercise of outstanding stock options as of March 31, 2023 with a weighted-average exercise price of $12.44 per share;

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•	989,250 shares of our common stock underlying restricted stock units as of March 31, 2023;

•

4,004,881 shares of our common stock available for issuance or future grant under our Amended and Restated 2018 Equity Incentive Plan as of March 31, 2023, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;

•

1,082,684 shares of our common stock available for issuance under our 2019 Employee Stock Purchase Plan as of March 31, 2023, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan; and

•	192,385 shares of our common stock reserved for future issuance under our NGM Biopharmaceuticals 401(k) Matching Plan as of March 31, 2023.

In addition, the number of shares of common stock outstanding as of March 31, 2023 as shown above also does not include up to $76,164,523 of our common stock that remained available for sale at March 31, 2023 under the sales agreement and the prior prospectus, which may continue to be offered and sold until the effectiveness of the registration statement of which this prospectus forms a part.

To the extent that any of the outstanding options are exercised, restricted stock units vest or common stock is sold pursuant to the amended sales agreement and the prior prospectus prior to the effectiveness of the registration statement of which this prospectus forms a part, there could be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or equity-linked securities, the issuance of such securities could result in further dilution to our stockholders.

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DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and applicable provisions of the General Corporation Law of the State of Delaware. The description is intended as a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our amended and restated certificate of incorporation and our amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. In addition to any vote of holders of a specific class or series, or required by law or the amended and restated certificate of incorporation, the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

When we issue shares of common stock under this prospectus, the shares will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and

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restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action.

Registration Rights

We are party to an amended and restated investor rights agreement that provides certain registration rights to certain holders of our common stock. The requisite holders of registrable securities pursuant to the registration rights agreement have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part and this offering.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

•

Issuance of Undesignated Preferred Stock: Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Classified Board: Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our board.

•

Board of Directors Vacancies: Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, subject to the rights of the holders of any series of preferred stock or as otherwise provided by applicable law. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Stockholder Action; Special Meetings of Stockholders: Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our amended and restated bylaws provide that only the chairman of our board of directors, our chief executive officer, or a majority of our board of directors may call special meetings of our stockholders.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors

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at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

We designed these provisions to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may opt out of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may, as a result, discourage or prevent mergers or other takeover or change in control attempts of us.

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Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action with respect to the validity of our amended and restated certificate of incorporation or amended and restated bylaws; (v) any action as to which the General Corporation Law of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC (as succeeded by Equiniti Trust Company, LLC as of July 1, 2023).

Listing on the Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NGM.”

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PLAN OF DISTRIBUTION

We have entered into Amendment No. 1 to the Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our common stock offered by this prospectus. The controlling provisions of the amendment to the sales agreement will become effective immediately upon the effectiveness of the registration statement of which this prospectus is a part. In accordance with the terms of the sales agreement, as amended, or the amended sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our sales agent. As of immediately prior to the filing date of this prospectus, shares of our common stock having an aggregate offering price of up to $76,164,523 remained unsold under the sales agreement and the sales agreement prospectus dated June 16, 2020, or the prior prospectus. The common stock remaining available to be sold under the prior prospectus as of the date of effectiveness of the registration statement of which this prospectus is a part will no longer be offered and sold under the prior prospectus and will instead be offered and sold under this prospectus. Accordingly, this prospectus covers the offer and sale of our common stock having an aggregate offering price of up to $100,000,000 to be sold under the amended sales agreement as of the date of this prospectus. Sales of our shares, if any, under this prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the amended sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the amended sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the amended sales agreement, will be approximately $87,958. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which our shares of common stock are sold under the amended sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

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The offering of our shares of common stock pursuant to the amended sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the amended sales agreement and (ii) the termination of the amended sales agreement as permitted therein. We and Jefferies may each terminate the amended sales agreement at any time upon ten trading days’ prior notice.

This summary of the material provisions of the amended sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the amended sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus electronically.

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LEGAL MATTERS

Cooley LLP is serving as our counsel in this offering. Davis Polk & Wardwell LLP is acting as counsel for Jefferies in connection with certain legal matters relating to the shares of common stock offered by this prospectus. GC&H Investments, LLC, an entity that includes current and former partners and associates of Cooley LLP, beneficially owns 10,400 shares of our common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.ngmbio.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus, any accompanying prospectus supplement or any other document or report we file or furnish with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38853):

•	our Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on February 28, 2023, as amended by our Form 10-K/A filed with the SEC on March 1, 2023;

•	our Quarterly Reports on Form 10-Q, for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

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•	our Current Reports on Form 8-K filed with the SEC on April 4, 2023, May 12, 2023 and June 8, 2023; and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March  29, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2019.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until the termination of the offering of the common stock covered by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NGM Biopharmaceuticals, Inc.

333 Oyster Point Boulevard

South San Francisco, California 94080

(650) 243-5555

Attn: Secretary

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$100,000,000

NGM Biopharmaceuticals, Inc.

Common Stock

PROSPECTUS

Jefferies

            , 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee		$12,958
The Nasdaq Global Select Market listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and miscellaneous fees and expenses		*

Total	$	*

*

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus or prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation as currently in effect provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the General Corporation Law of the State of Delaware, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the General Corporation Law of the State of Delaware.

We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

In an underwriting agreement we may enter into in connection with the sale of our securities being registered hereby, the underwriters will agree to indemnify, under certain circumstances, us, our officers, our directors, and our controlling persons within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits

EXHIBIT INDEX

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale AgreementSM, dated June 5, 2020, between the Registrant and Jefferies LLC.	S-3	333-238991	1.2	6/5/20

1.3	Amendment No. 1. to Open Market Sale AgreementSM, dated June 7, 2023, between the Registrant and Jefferies LLC.	8-K	001-38853	1.1	6/8/23

3.1	Amended and Restated Certificate of Incorporation.	8-K	001-38853	3.1	4/8/19

3.2	Amended and Restated Bylaws.	S-1	333-227608	3.4	9/28/18

4.1	Form of Common Stock Certificate.	S-1	333-227608	4.2	4/1/19

4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.3	Form of Debt Indenture.					X

4.4*	Form of Debt Securities.

4.5	Form of Common Stock Warrant Agreement and Warrant Certificate.					X

4.6	Form of Preferred Stock Warrant Agreement and Warrant Certificate.					X

4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate.					X

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (see signature page).					X

25.1*	Statement of Eligibility of Trustee under the Debt Indenture (to be filed separately under the electronic form type 305B2, if applicable).

107	Filing Fee Table.					X

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 8th day of June, 2023.

NGM BIOPHARMACEUTICALS, INC.

By:	/s/ David J. Woodhouse
David J. Woodhouse, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Woodhouse, Siobhan Nolan Mangini and Valerie Pierce and each of them, as her or his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in her or his name and behalf in her or his capacities as officers and directors to enable NGM Biopharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or her or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Woodhouse David J. Woodhouse, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2023

/s/ Siobhan Nolan Mangini Siobhan Nolan Mangini	President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2023

/s/ William J. Rieflin William J. Rieflin	Chairman and Director	June 8, 2023

/s/ David V. Goeddel David V. Goeddel, Ph.D.	Director	June 8, 2023

/s/ Shelly D. Guyer Shelly D. Guyer	Director	June 8, 2023

/s/ Carole Ho Carole Ho, M.D.	Director	June 8, 2023

/s/ Suzanne Sawochka Hooper Suzanne Sawochka Hooper	Director	June 8, 2023

/s/ Roger M. Perlmutter Roger M. Perlmutter, M.D.	Director	June 8, 2023